As filed with the Securities and Exchange Commission on March 1, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

_________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________

INVESTORS CAPITAL HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3284631 (I.R.S. Employer Identification Number)

_________________________

230 Broadway
Lynnfield, MA 01940
(781) 593-8565

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Douglas C. Leonard
Corporate Counsel
230 Broadway
Lynnfield, MA 01940
(781) 581-4636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:
Troy M. Calkins Drinker Biddle & Reath LLP 191 North Wacker Drive, Suite 3700 Chicago, IL 60606-1698 (312) 569-1150	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

_________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Proposed
		Proposed Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Common Stock, par value $0.01 per share	3,608,820	$5.275	$19,036,526	$2,211

(1)	In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares registered automatically shall be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices for the registrant’s common stock as reported by NYSE-Amex (“the American Stock Exchange” on February 24, 2011, which date was within five business days of the date of this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, MARCH 1, 2011

PROSPECTUS

INVESTORS CAPITAL HOLDINGS, LTD.

3,608,820 Shares of Common Stock

     We are registering the offer and sale from time to time of up to 3,608,820 shares of common stock of Investors Capital Holdings, Ltd. (a Delaware corporation, “ICH”) that are held by the Chairman of the Board and founder of ICH, Theodore E. Charles, and, by way of gift from Mr. Charles, members of his immediate family and trusts for their benefit, and a charitable foundation. Mr. Charles acquired 231,332 of these shares pursuant to stock grants and the exercise of stock options awarded between 2003 and 2008 under ICH’s equity incentive plans while Mr. Charles served as Chief Executive Officer and Chairman of the Board of ICH. Mr. Charles acquired the remaining 3,377,488 shares from ICH upon the founding of ICH in 1995.

     The offer and sale of the shares will be made by the holders of those shares or by the holders’ pledgees, donees, transferees, partners or other successors in interest in public or private transactions, on or off of the American Stock Exchange, at prevailing market prices or at privately negotiated prices. They may sell the offered shares directly or through broker-dealers acting as principals or agents, or in a distribution by underwriters as described in more detail in this prospectus. We will not receive any of the proceeds from the sale of any shares by the selling stockholders, but we have agreed to bear certain expenses of registering the sale of the shares under federal and state securities laws. See “Selling Stockholders” and “Plan of Distribution.”

       Our common stock is currently traded on the American Stock Exchange, or NYSE-Amex, under the symbol “ICH.” On February 28, 2011, the last reported sale price of our common stock on the NYSE-Amex was $6.19 per share.

       Investing in our common stock involves risks. You should read the section entitled “Risk Factors” on page 2 of this prospectus for a discussion of certain risks that you should consider before investing in our securities.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated ________, 2011

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	2
FORWARD LOOKING STATEMENTS	7
USE OF PROCEEDS	7
SELLING STOCKHOLDERS	8
PLAN OF DISTRIBUTION	9
EXPERTS	10
LEGAL MATTERS	10
WHERE TO FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE	10

     References in this prospectus to “we,” “our,” “us” and “our Company” refer to Investors Capital Holdings, Ltd., a Delaware corporation (“ICH”), Investors Capital Corporation, a Massachusetts corporation (“ICC”), and any of ICH’s other wholly-owned subsidiaries. All references to “common stock” refer to ICH’s common stock, par value $0.01 per share.

       You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a continuous offering process commonly referred to as “shelf” registration. Pursuant to this shelf process, the selling stockholders named under the heading “Selling Stockholders” may sell the securities described in this prospectus from time to time in one or more offerings. We may also file one or more prospectus supplements to add, update or change information contained in this prospectus. This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and supplements thereto (including our filings with the SEC) include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus and any applicable prospectus supplement together with the additional information about us described in the section below entitled “Where To Find Additional Information and Incorporation by Reference.”

THE COMPANY

     We are a financial services holding company that operates primarily through our independent broker/dealer and investment advisor subsidiary, ICC. Our mission is to provide premier 5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. In addition to ICC, our business units include ICC Insurance Agency, Inc. and Investors Capital Holdings Securities Corporation.

     We were incorporated in 1995 in Massachusetts and redomesticated to Delaware in 2007. Our principal corporate offices are located at 230 Broadway, Lynnfield, MA 01940, and our telephone number is (781) 593-8565. We maintain a web site that contains information about us at www.investorscapital.com. The information included on the web site is not, and should not be considered, a part of this prospectus.

RISK FACTORS

     Investment in the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors set forth immediately below as well as the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

     Due to the significance of the business, operations, financial condition and prospects of ICC, our broker-dealer and investment advisory subsidiary, to our business, operations, financial condition and prospects, information concerning either or both of ICH and ICC discussed in this prospectus is referred to as pertaining to us unless context indicates otherwise.

Risks to Our Net Revenues and Results of Operations:

     Our business depends on our ability to recruit and retain productive advisors . Our revenues largely consist of commissions and fees generated by our advisors. Reflecting their importance in generating revenue and their relative mobility, the market for quality advisors among financial services firms is highly competitive. We expend significant resources in recruiting, training and retaining our advisors. If we fail to recruit productive advisors or to retain and motivate our current advisors in sufficient volume, we could experience significant declines in revenue, net income and net capital. Factors that influence our efforts to recruit and retain advisors include, among other things:

  ability to provide competitive signing bonuses, payout levels and other financial incentives to advisors;
  ability to provide competitive investment platforms, including fee structures, for advisors’ clients;
  ability to maintain expected levels of service and support to advisors and their clients, including industry standard technology;
  ability to maintain selling agreements for investment products that advisors desire to offer their clients; and
  perceptions among advisors about our level of service, business practices or financial condition.

       Any failure or shortcoming on our part with regard to these or other factors that may influence recruitment and retention of productive advisors could have a material adverse effect on our revenues, results of operations and financial condition.

     Our business is sensitive to market fluctuations and downturns. Volatility in financial markets and significant downturns in markets or the general economy can adversely affect our revenues, results of operations and overall financial condition. Resulting negative effects on our revenue have included, and in the future may include, among other things:

  reduced trading activity and a corresponding fall in brokerage commissions;
  reduced commission income from the sale of investment products whose values reflect stock market levels; and
  reduced asset value-based income due to market declines in the value of, and client-directed withdrawals of, underlying financial assets.

     We are subject to intense competition from other financial firms. We face intense competition from a variety of financial institutions including broker-dealers, registered investment advisory firms, commercial and investment banking firms and insurance companies. Many of our competitors have substantially greater resources than we do and may offer a broader range of services, including financial products, across more markets. Adverse effects on our net revenue, results of operations and financial condition resulting from industry competition may include, among other things:

  declines in revenue and net income due to failure to recruit and retain sufficient numbers of quality advisors with profitable books of business;
  declines in commissions and advisory fees due to withdrawal of client funds for poor client service, poor performance of financial products offered by us or downward movement of competitors’ client service fees;

  reductions in commission and fee rates, interest rates on deposits and margin loans and other fees charged to our clients in response to competitive pricing pressures; and
  declining net income to the extent that we may be required to increase commissions and fees payable to our advisors in order to remain competitive in the advisor market.

     Low interest rates may negatively impact our business. Our clients and we earn interest on client assets invested in our clearing firm’s money market funds. In the current low interest rate environment, our revenue from these programs has declined and may decline further due to changes in market interest rates or clients moving assets out of the programs in search of higher yields elsewhere.

     The level of our business is dependent upon the tax treatment of investment vehicles. Some financial products distributed by our advisors enjoy favorable federal income tax treatment. Persistent federal budgetary problems have contributed to active discussions concerning steps that may be taken to reduce federal deficits, including reconsideration of the current level of taxation. If effective federal income tax rates on distributions under variable annuities or on dividends or capital gains were to increase, sales of such products could decline, thereby adversely affecting our revenues, results of operations, cash flows and/or financial condition.

Legal and Regulatory Risks:

       We are subject to comprehensive securities regulation that requires adequate compliance procedures. Continued conduct of our business is decisively dependent upon maintaining substantial compliance with a panoply of federal and state regulatory requirements of exceptional breadth and depth. The broker-dealer and investment advisory operations of ICC are supervised in varying intensive degrees by the SEC, the Financial Industry Regulatory Authority (“FINRA”), the Municipal Securities Rulemaking Board (“MSRB”), NYSE-Amex and securities and blue sky regulatory agencies of all 50 states, the District of Columbia and Puerto Rico. Maintaining substantial compliance with these regulatory requirements is a precondition to our ability to continue conducting business in the U.S., its states and the above-mentioned territories. We devote considerable human, financial and technology resources to the establishment and maintenance of systems and procedures that we believe to be reasonably designed to comply with applicable regulatory requirements as well as to mitigate the effects of any noncompliance. These systems and procedures, however, cannot assure complete compliance in all instances with applicable rules and regulations. In the past, regulators and customers have filed complaints and instituted regulatory, arbitration and legal proceedings against us alleging material noncompliance with applicable rules and regulations, and one should assume that they will continue to do so in the future. Any negative outcome in such matters could result in financial and/or reputational harm that would have a material adverse effect on our business and prospects; consequences could include, among other things, impairment of our ability to recruit and retain productive advisors and/or heightened regulatory scrutiny or additional claims and litigation that could lead to loss of revenue and decreased net income.

     We may be adversely affected by errors or misconduct by our advisors or employees. Errors and misconduct by our advisors and employees have resulted, and in the future could further result, in violations of applicable law and regulations and consequential material regulatory sanctions and reputational or financial harm, which could result in a material adverse effect on our revenues, results of operations, cash flows and/or financial condition. No system can completely prevent such errors and misconduct or assure their timely detection and remediation. The fact that our advisors typically work in small, decentralized offices adds to the prevention and detection challenges and increases the continuing risk of material adverse consequences to our business and prospects.

     We are subject to continuing litigation, arbitrations and regulatory actions. We are continually subject to legal proceedings arising in the ordinary course of our business operations, including lawsuits, arbitration claims and regulatory subpoenas, investigations and actions. Many of these legal proceedings are brought by clients with respect to claims arising from the purchase or sale of investment securities; others may be initiated by regulatory bodies in connection with alleged compliance failures. Some legal matters concern the manner in which our advisors and we have discharged our fiduciary responsibilities towards our investment advisory clients. Some claims allege breaches of legal duties to screen particular financial products for suitability for clients, generally, or for particular clients based on their stated investment objectives and risk tolerance. From time to time we may be subject to legal proceedings related to employment-related matters such as discrimination or harassment claims. Some legal proceedings, including matters that are voluntarily settled, have resulted and may, in the future, result in substantial legal damages, fines, adverse regulatory findings and actions and other negative outcomes that may cause material reputational harm and could have a material adverse effect on our business, results of operations, cash flows or financial condition.

     We are required to maintain a specified minimum level of net capital. As an SEC-registered broker-dealer, ICC is subject to minimum net capital requirements specified in the SEC’s Uniform Net Capital Rule (Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Historically, ICC has always maintained an adequate safety margin of net capital over the required minimums. However, if and to the extent that ICC were to incur sizable losses or other charges against net capital that could not be practicably offset by equity infusions by us, as its parent, or by third party investors, ICC might be required to reduce or even terminate its business activities. In addition, in such event our ability to obtain capital from ICC to fund, for instance, dividends or stock repurchases would be correspondingly restricted. Any threat or failure to maintain ICC’s compliance with the Uniform Net Capital Rule could have a material adverse effect on our business and prospects.

     We require regulatory approval for certain mergers and acquisitions or changes in ownership or business operations. As a member of FINRA, the ability of ICC to merge with or acquire another FINRA member, to acquire specified portions of the assets of another FINRA member, to make specified material changes in its business operations, or to undergo a change in its ownership such that one person or entity owns or controls at least 25% of ICC equity, in each case is subject to the prior approval of FINRA. Depending upon circumstances, the requirement for FINRA approval may impose substantial delay, increased costs, or disadvantageous terms or conditions with respect to, or even prohibit, a change in ICC operations or a proposed transaction including any future proposed capital raise that may involve a significant change in the current wholly-owned status of ICC.

     We may become subject to penalties under ERISA and the Internal Revenue Code. We are subject to duties and prohibitions specified in the Employee Retirement Income Security Act (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended, and regulations thereunder to the extent that we act as a “fiduciary” with respect to ERISA plans (e.g., employee benefit plans, individual retirement accounts or Keogh plans) or their clients. Failure to act in conformity with these provisions could result in penalties or limitation of our ability to act as a fiduciary with respect of ERISA plans that may have a material adverse effect on our business and prospects.

     Our business may be affected by future regulatory developments. As shown by the recent enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, real or perceived defects in existing regulatory schemes may result in the passage of new, more expansive legislative mandates that may significantly affect the regulatory environment in which we and other financial firms operate. Various governmental and industry regulatory authorities, including but not limited to the SEC, FINRA and NYSE-Amex may adopt new or revised regulations to implement recent and future legislative initiatives. Even in the absence of new legislation, regulatory agencies, as in the past, may revise or reinterpret existing laws and regulations in order to remediate perceived flaws in, and dangers posed by, contemporary financial industry practices. Further, our business operations could be adversely affected by future legislative and regulatory changes whose effect is not limited to the financial industry. For instance, our financial results and ability to continue profitable operations could be adversely affected by potential future legislative and regulatory initiatives affecting such matters as the taxation of variable annuities, capital gains and dividends, the current classification of our advisors as independent contractors rather than employees, and the conduct of electronically or Internet-assisted business operations. Failure to comply with future legislative and regulatory mandates could expose our business to regulatory action and litigation that could have a material adverse effect on our business and financial results, including increased legal and operational costs, diminution of revenues and even, in the event of significant increases in net capital requirements, potential inability to continue operations as a broker-dealer.

Technology Risks:

     We are reliant upon the extensive application of rapidly changing information technology. We are dependent upon the timely and cost-effective acquisition, configuration and integration, maintenance, upgrade, utilization and functioning of a wide range of data processing, storage and transmission systems that together perform or support a wide variety of interlocking functions that are key to successful business operations, such as:

  ensuring suitability of client investments;

  portfolio management;
  customer service;
  maintaining the confidentiality of customer information;
  maintaining and reporting transactional and account information;
  approving and processing new securities business;
  surveilling our advisors’ securities and outside business practices and conduct;
  assuring timely payment of commissions and fees due our advisors;
  supporting client services and business development for our advisors;
  strengthening compliance with applicable law and regulations by our advisors and home office staff;
  recording and assuring adequate control and reporting of financial and other information;
  controlling the content of advisor and client-facing advertising and other communications;
  maintaining required business records and audit trails; and
  keeping advisors and home office personnel up-to-date with the complex and rapidly-changing regulatory and business environment in which we operate.

     Intense competition and heightened regulatory supervision is contributing to rapidly evolving industry standards for acceptable levels of technology in our financial services space. Technology required to support our operations is changing at an increasingly rapid pace and is expected to consume a growing portion of our financial, human and other resources. There can be no assurances that we will have the financial or other resources to acquire and maintain information systems that will adequately support the functions required for the successful operation of our business. Any failure on our part to do so could have a material adverse effect upon our ability to attract and retain productive advisors, retain customers, grow our revenues and operate efficiently and profitably.

     We depend upon attracting, upgrading and retaining technical expertise. The constituent hardware and software elements of our information systems typically are purchased, leased or licensed from unaffiliated vendors and often require sophisticated in-house and third-party human technical resources to successfully integrate into and maintain as a satisfactorily functioning system that operates in harmony with our other systems. Integration within and between systems is further complicated by rapid technological changes in the infrastructure required to operate in the current and future financial services industry. There can be no assurances that we will be able to attract and afford the human technical and management resources needed to intelligently procure and apply needed technology.

     We are vulnerable to security breaches. We utilize, and governments and regulators have increasingly been requiring the use of, various technologies to protect the confidentiality of our customer and other business-related information. However, threats to the confidentiality and integrity of Internet and other telecommunications are growing rapidly in both number and sophistication. Computer viruses and worms can infiltrate and corrupt, or even take over control of, inadequately protected computers and associated communication systems. Theft of information, particularly from portable devices, such as laptops and personal digital devices, also poses an increasing threat. We cannot assure that we will not experience significant breaches in security respecting our protected information. Any theft, loss or corruption of vital business-related information could result in material adverse effects on our business, including:

  interruptions in business operations;
  internal remediation expense;
  monetary liability to affected customers, advisors and business associates;
  termination of relationships with affected customers and advisors;
  regulatory and governmental sanctions;
  serious reputational damage; and
  inability to attract or retain productive advisors.

     We could be adversely affected by natural or man-made disasters. We maintain business continuity and disaster recovery plans and procedures designed to protect and support our operations from loss of power, communications interruptions, flooding, extreme weather and other natural or man-made catastrophes. Any inadequacy of these plans and procedures in the event of a catastrophic event could result in degradation or interruption of our operations that could have a material adverse effect on our short- and long-term business and prospects.

Other Risks Associated With Our Business, Terms of Offering(s), Or Ownership of Our Stock

     Fluctuations in our quarterly results may adversely affect our stock price. Our quarterly operating results will likely vary significantly in the future due to various factors including, without limitation, changes in economic and market conditions and in accruals and charges to earnings with respect to legal proceedings and regulatory matters. Our operating results will likely fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock.

     We depend upon the adequacy of our risk management policies and procedures. We maintain policies and procedures intended to identify, monitor and mitigate our operational risks. These policies and procedures, however, may not be fully effective, whether by reason of lack of adequate information, deficiencies in our risk management policies and procedures or otherwise, potentially resulting in claims, litigation and/or reputational harm that could adversely affect our business and prospects.

     We depend upon the availability of adequate insurance at a reasonable cost. We are subject to claims in the ordinary course of business, some of which have resulted, and in the future may further result, in substantial payments of money including in the form of actual and punitive damages, investment transaction rescission costs, fines, settlements and defense costs. We carry substantial amounts of insurance to cover various risks, including primary and excess errors and omissions, director and officer, employed lawyers, employment practices, workers compensation, general liability, personal property and business auto insurance policies as well as fidelity and ERISA bonds. For some of these coverages, particularly errors and omissions policies and fidelity bonds, premium costs and deductible amounts have increased, and the scope of coverage and number of quoting insurers has decreased, substantially in recent years. If our insurance coverage proves to be inadequate, whether by reason of cost, miscalculation of risk, unavailability or otherwise, or if we are forced through circumstances to self-insure, our business and prospects could be materially adversely affected.

     Uncertainty of future capital needs and availability of funding. We require cash and other capital to pay expenses we incur, and fund credit we extend, to maintain and grow our business. In addition to funding personnel, technology and other expenses typically incurred by most businesses, we also require capital to provide monetary inducements to attract and retain productive advisors and to meet expenses, such as legal and compliance costs, related to our highly regulated and litigious business environment. Capital needs can materially and unexpectedly fluctuate over time, particularly in response to major expenses that may be difficult to forecast, such as costs of defending, settling and paying judgments and fines relating to legal claims and regulatory investigations and proceedings. Since our initial public offering, our liquidity needs have been met through cash flow generated by operations; however, there can be no assurance that our cash flows will be sufficient to meet all of our needs in the future. In such event, we may seek, but may not be able to secure, additional equity or debt financing in required amounts and upon favorable terms, or at all. Any insufficiency of capital could have a material adverse effect on our business and prospects and, in the case of failure to maintain adequate net capital, would require reductions in or cessation of our business operations. For further information regarding net capital requirements, see the discussion under the heading “Legal and Regulatory Risks – We are required to maintain a specified minimum level of net capital,” above.

     We are dependent upon our key management personnel. We depend upon the skills, knowledge and efforts of our executive officers and other key senior managers to maintain and advance our business. Only our Chairman, Chief Executive Officer and Chief Technology Officer have employment agreements with us, and the availability of comparable replacements, if and when needed, is not assured. The loss of any of our key personnel without suitable, timely replacement could result in material impairment of our business and prospects.

     The interest of our significant shareholders may conflict with our interest and the interest of our other shareholders. Directors, officers and holders of more than 5% of the outstanding shares of our common stock collectively own a significant share of the outstanding common stock. As a result of their stock ownership, one or more of the shareholders may be in a position to affect significantly our corporate actions, including, for example, mergers or takeover attempts, in a manner that could conflict with the interests of our public shareholders.

     Negotiation of pricing in any offering; potential price changes of our common stock. The offering price for the shares of our common stock being sold by the selling stockholders in any offering will be determined by negotiation between the selling stockholders, on the one hand, and the lead underwriter (if any) or the purchasers, one the other hand, and will not bear any particular relationship with the price and other market behavior of our common stock at any time before, during or after the close of such offering. Purchasers in any such offering are cautioned not to rely on past market performance of our common stock to confidently predict future performance. There can be no assurances that our future financial performance will justify a per share price that is at or above current or historic levels. Further, extreme price and/or volume volatility and secular movements in markets for equity securities, including our common stock, may occur unpredictably at any time, regardless of past market behavior or our own financial performance. Additionally, reflecting concentration of a majority of our common stock in the hands of the selling stockholders, our common stock to date has been only thinly traded, making past market behavior of our common stock particularly unsuitable as a basis for predicting future performance. Accordingly, there can be no assurances that, at such future time as a purchaser in this offering may desire or need to liquidate all or a portion of their holdings in our common stock, he or she will be able to sell such shares at a desirable price or at all.

     We are dependent upon payments from ICC. As a holding company with no appreciable independent operations, we rely upon ICC for cost sharing, dividends, distributions and/or other funds transfers to meet the parent company’s cash flow needs. Any deterioration in the financial condition of ICC could jeopardize these funds transfers. Further, ICC’s ability to continue such funds transfers in the future may be inhibited by requirements that may restrict, in certain circumstances, capital withdrawals in excess of a specified amount without FINRA approval.

     No current intention of paying dividends. We have no intentions of paying dividends on shares of our common stock for the foreseeable future. In addition, the terms of our bank loan agreement with Commerce Bank & Trust Company restrict our ability to pay dividends. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking dividends in the foreseeable future should not purchase our common stock.

FORWARD LOOKING STATEMENTS

     This prospectus, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

     While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including any risks incorporated therein from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by our future filings.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

     The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax services or any other expenses they incur in disposing of the shares (other than legal fees, which we will pay). We will bear the other costs, fees and expenses incurred in effecting the registration and the offer and sale of the shares covered by this prospectus including, without limitation, all registration and filing fees, expenses and counsel fees of the lead underwriter(s), if any, fees of our counsel and accountants, and any blue sky fees and expenses.

SELLING STOCKHOLDERS

     We are registering for sale up to 3,608,820 shares of common stock that are beneficially owned by the selling stockholders named below. The selling stockholders, including their pledgees, donees, transferees, partners or other successors in interest, may from time to time offer and sell under this prospectus or a supplement hereto any or all of these shares.

     The following table sets forth information, based upon information that we received from the selling stockholders, as of  March 1, 2011, with respect to the selling stockholders and the number of shares beneficially owned by each selling stockholder before the offering and that may be offered using this prospectus. We cannot estimate the number of shares the selling stockholders will hold after the completion of this offering because they may sell all or a portion of the shares offered by this prospectus. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering.

     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below. Except as may be noted, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

	Before the Offering				After the Offering
	Number		Percentage	Number	Number	Percentage
	of Shares		of	of Shares	of	of
Name	Owned		Class (1)	Offered	Shares	Class

Theodore E. Charles (2)	2,947,820	(3)	44.56%	2,947,820	0	0%

Janice M. Charles (4)	52,000		0.79%	52,000	0	0%

Allison Charles (5)	1,000		0.02%	1,000	0	0%

The Charles Family Charitable Foundation (6)	278,000		4.20%	278,000	0	0%

Daniel Carragher, solely as trustee (7)	330,000	(8)	4.99%	330,000	0	0%

Total	3,608,820		54.56%	3,608,820	0	0%

(1) Based on the 6,615,122 shares outstanding on February 7, 2011.
(2) Theodore E. Charles is the Chairman as well as the Chairman of the Board, a Director and Former Chief Executive Officer of the Company.
(3) The shares attributed in the above table to Theodore E. Charles (i) do not include 278,000 shares held by The Charles Family Charitable Foundation, and (ii) do not include 18,257 shares held by the Investors Capital Holdings, Ltd. 401(k) Plan for the benefit of Mr. Charles which are not offered hereby.
(4) Janice M. Charles is the spouse of Mr. Charles. The shares attributed in the above table to Janice M. Charles do not include 278,000 shares held by The Charles Family Charitable Foundation.
(5) Allison Charles is the Director of Practice Management and daughter of Mr. and Mrs. Charles.
(6) Theodore E. Charles and Janice M. Charles are the trustees of The Charles Family Charitable Foundation.
(7) Daniel Carragher is the brother of Janice M. Charles.
(8) All of the shares attributed in the above table to Daniel Carragher are held in the following trusts of which Mr. Carragher is the sole trustee: (i) 165,000 shares are held by The Allison A. Charles Irrevocable Trust and (ii) 165,000 shares are held by The Amanda J. Charles Irrevocable Trust.

PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees, partners or other successors in interest, may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The selling stockholders will be responsible for any agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell shares:

  on the NYSE-Amex or any other national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions other than on these exchanges or systems or in the over-the-counter market, including direct sales to purchasers;
  in privately negotiated transactions;
  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  in purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
  in an exchange or market distribution in accordance with the rules of the applicable exchange or market;
  through the settlement of short sales;
  through a combination of any such methods of sale; and
  by any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act rather than under this prospectus and any accompanying prospectus supplement.

     In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options, swaps or derivatives or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any accompanying prospectus supplement.

     In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

     The selling stockholders may pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act. We may amend, if necessary, the list of selling stockholders to include the pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     At any time a particular offer of the common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus.

     In connection with the sale of the common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The selling stockholders will be subject to the Exchange Act and regulations promulgated thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholders and their affiliates.

       The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock covered by this prospectus, including liabilities arising under the Securities Act.  We have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock covered by this prospectus, including certain liabilities arising under the Securities Act.  We have also agreed to pay the costs, expenses and fees of registering the shares of common stock, as well as the expenses of any underwriter (including the fees of legal counsel to any underwriter).

EXPERTS

     The consolidated financial statements of ICH and its subsidiaries as of March 31, 2010, and for the fiscal year then ended, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of ICH and its subsidiaries as of March 31, 2009, and for the fiscal year then ended, have been incorporated by reference herein in reliance upon the report of UHY LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

     Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for us by Douglas C. Leonard, Esq., our Corporate Counsel and Secretary. As of March 1, 2011, Mr. Leonard beneficially owned 2,000 shares of our common stock.

WHERE TO FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov.

     This prospectus does not contain all of the information set forth in the registration statement on Form S-3 related to this offering and exhibits and schedules to the registration statement. If a reference is made in this prospectus to the content of any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of, or incorporated by reference in, the registration statement for a copy of the contract or document. Such statements are qualified by reference to the applicable contract or document, to the extent they are included as exhibits to the registration statement or incorporated herein by reference.

     The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information in this prospectus to you by referring you to those documents that contain the information. Information incorporated by reference is considered to be part of this prospectus. Until this offering is completed, information filed with the SEC after the date of this prospectus supplement will update and supersede this information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is completed, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 filed with the SEC on June 28, 2010;
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2010, September 30, 2010 and December 31, 2010 filed with the SEC on August 12, 2010, November 12, 2010, and February 11, 2011, respectively;
  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 26, 2010, that are incorporated by reference into our Annual Report on Form 10-K referenced above;
  our Current Reports on Form 8-K filed with the SEC on April 21, 2010 and August 30, 2010; and
  the description of our common stock contained in Amendment No. 4 to our Registration Statement on Form SB-2, registration number 333-43664, filed with the SEC on February 6, 2001, and all amendments or reports filed with the SEC for the purpose of updating such description.

     Each person to whom a copy of this prospectus is delivered may obtain at no cost copies of any of these filings by written or oral request by contacting us at the address and/or phone number indicated below. You may also obtain copies of these filings by contacting the SEC or NYSE-Amex as described above, or by visiting our web site at www.investorscapital.com. The information included on the web site is not, and should not be considered to be, a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

Investors Capital Holdings, Ltd. 230 Broadway, Lynnfield, MA 01940 Attention: Douglas C. Leonard, Corporate Counsel (781) 581-4636

     Readers should rely on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered, of which none will be borne by the selling stockholders. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$2,211
Printing expenses	$15,000
Accounting fees and expenses	$20,000
Legal fees and expenses	$95,000
Miscellaneous	$17,789
Total	$150,000

Item 15. Indemnification of Directors and Officers.

     Our Bylaws provide generally for indemnification of our officers and directors to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. As permitted by Section 102 of the Delaware General Corporation Law, our stockholders have approved and incorporated provisions into our Certificate of Incorporation eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director’s duty of loyalty to us or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The above discussion of our Bylaws and Certificate of Incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by our Bylaws, Certificate of Incorporation, indemnification agreements and statute.

     The right to indemnification is contractual in nature and includes the right to be paid in advance the expenses incurred in connection with any proceedings; provided, however, that advance payments must be made in accordance with applicable law and must be accompanied by an undertaking by or on behalf of the applicable director or officer to repay all amounts so advanced if it is determined ultimately that the applicable director or officer is not entitled to indemnification under our Bylaws.

       Currently, our Company maintains directors’ and officers’ liability insurance for its directors and officers.

Item 16. Exhibits.
Exhibit
No.	Description	Location
5.1	Opinion of Douglas C. Leonard	(1)(Exh. 5.1)
23.1	Consent of Marcum LLP	(1)(Exh. 23.1)
23.2	Consent of UHY LLP	(1)(Exh. 23.2)
23.3	Consent of Douglas C. Leonard (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

(1)	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
	(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
	(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lynnfield, Commonwealth of Massachusetts, on March 1, 2011.

INVESTORS CAPITAL HOLDINGS, LTD. By: /s/ Timothy B. Murphy Timothy B. Murphy President and Chief Executive Officer Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Timothy B. Murphy and Kathleen L. Donnelly, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits and other documents in connection therewith, with the SEC, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore E. Charles	Chairman of the Board and Director	March 1, 2011
Theodore E. Charles

/s/ Timothy B. Murphy	Principal Executive Officer and Director	March 1, 2011
Timothy B. Murphy

/s/ Kathleen L. Donnelly	Principal Financial and Accounting Officer	March 1, 2011
Kathleen L. Donnelly

/s/ William J. Atherton	Director	March 1, 2011
William J. Atherton

/s/ Geoffrey Chalmers	Director	March 1, 2011
Geoffrey Chalmers

/s/ Robert T. Martin	Director	March 1, 2011
Robert T. Martin

	Director	March 1, 2011
Arthur J. Stickney

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Douglas C. Leonard
23.1	Consent of Marcum LLP
23.2	Consent of UHY LLP
23.3	Consent of Douglas C. Leonard (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement).

Exhibit 5.1

OPINION OF DOUGLAS C. LEONARD

March 1, 2011 Investors Capital Holdings, Ltd. 230 Broadway Lynnfield, MA 01940101

Ladies and Gentlemen:

     I have acted as counsel to Investors Capital Holdings, Ltd., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the resale from time to time of up to 3,608,820 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), by the holders named under the caption “Selling Stockholders” in the prospectus included in the Registration Statement.

     For purposes of this opinion, I have examined and relied upon such records, documents, certificates, and other instruments as I have deemed necessary or advisable for the purposes of the opinion expressed herein. I have not independently verified any factual matter relating to this opinion. In making my examination, I have assumed that all signatures on documents examined by me are genuine, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as certified, conformed or photostatic copies.

     I express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial interpretations of the foregoing), and I express no opinion on the “blue sky” or securities law of any jurisdiction other than the federal law of the United States of America.

     Based on the foregoing and consideration of such questions of law as I have deemed relevant, in my opinion the Shares are validly issued, fully paid and non-assessable by the Company.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not admit that I come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission issued thereunder. This opinion letter speaks of the date hereof and I assume no obligation to update this opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Douglas C. Leonard

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Investors Capital Holdings, Ltd. on Form S-3 of our report dated June 28, 2010, with respect to our audit of the consolidated financial statements of Investors Capital Holdings, Ltd. as of March 31, 2010 and for the year then ended appearing in the Annual Report on Form 10-K of Investors Capital Holdings, Ltd. for the year ended March 31, 2010. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP Marcum LLP Boston, Massachusetts February 28, 2011

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Investors Capital Holdings, Ltd. of our report dated June 26, 2009 with respect to the consolidated financial statements of Investors Capital Holdings, Ltd. and subsidiaries as of March 31, 2009 and for the year then ended, which appears in the Annual Report on Form 10-K of Investors Capital Holdings, Ltd. for the year ended March 31, 2010.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP Houston, Texas February 28, 2011